UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Kosmos Energy Ltd.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Kosmos Energy Ltd.
8176 Park Lane, Suite 500
Dallas, Texas 75231
May 12, 2020

ADDITIONAL INFORMATION REGARDING THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON WEDNESDAY, JUNE 10, 2020

The following materials relate to the notice of annual stockholders meeting and proxy statement for the 2020 annual stockholders meeting of Kosmos Energy Ltd. (the “Company”), dated April 29, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 annual stockholders meeting scheduled to be held on Wednesday, June 10, 2020. These definitive additional materials are being filed with the U.S. Securities and Exchange Commission and are being made available to stockholders on or about May 12, 2020.

PLEASE READ THESE MATERIALS CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT AND OTHER PROXY MATERIALS.

NOTICE OF CHANGE OF LOCATION AND TIME FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON WEDNESDAY, JUNE 10, 2020

To the stockholders of Kosmos Energy Ltd.:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19), NOTICE IS HEREBY GIVEN that the location and time of the 2020 annual stockholders meeting has changed.

The 2020 annual stockholders meeting will be held on Wednesday, June 10, 2020 at 8:00 a.m. (CDT), instead of the previously stated time of 8:00 a.m. (EDT). Further, in the interests of health and safety given COVID-19 and related guidance from public health authorities, the 2020 annual stockholder meeting on June 10, 2020 will now be held via virtual-only format. Stockholders will not be able to attend 2020 annual stockholders meeting in person, as there will be no physical meeting.

As described in the previously distributed proxy materials for the 2020 annual stockholders meeting, attendance at the meeting is open to stockholders of record at the close of business on April 13, 2020, the record date. Stockholders of record of the Company’s common stock at the close of business on the record date can participate in the 2020 annual stockholders meeting via the virtual meeting website below.

Stockholders will need their control number included on their notice of internet availability, proxy card or voting instruction form to be admitted to the meeting as a stockholder, vote their shares and ask questions.

Kosmos Energy Ltd. Annual Stockholders Meeting:

Date: Wednesday, June 10, 2020

Time: 8:00 a.m. Central Daylight Time

Virtual Location: www.virtualshareholdermeeting.com/KOS2020

Stockholders are encouraged to log in to this website and pre-register for the webcast before the start time of the virtual-only 2020 annual stockholders meeting. Online check-in will begin 15 minutes prior to the start of the meeting. A technician will be available to address any technical difficulties via a phone number provided on the virtual meeting website listed above.

It is important that your shares be represented at the 2020 annual stockholders meeting, as a quorum of the stockholders must be present, either at the virtual meeting or by proxy, in order for the meeting to take place. Even if you plan to attend the virtual meeting, we recommend that you vote your shares in advance as described in the previously distributed proxy materials, so that your vote will be counted if you later decide not to attend the virtual meeting. Your vote and participation in our governance are very important to us. Returning the proxy does not deprive you of your right to attend the virtual meeting and to vote your shares at the virtual meeting. If you returned a proxy but then attend the virtual meeting, you may revoke the proxy and vote at the virtual meeting in accordance with the procedures described in the previously distributed proxy materials on all matters submitted at the meeting.

Please note that the notice of internet availability, proxy card or voting instruction form included with the previously distributed proxy materials will not be updated to reflect the change in location and time. You may continue to use the notice of internet availability, proxy card or voting instruction form to submit your proxy in connection with the 2020 annual stockholders meeting.

By Order of the Board of Directors,

Jason E. Doughty
Senior Vice President, General Counsel and Corporate Secretary

May 12, 2020
Dallas, Texas